Exhibit (n)(1)

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders

PennantPark Investment Corporation

We consent to the use of our report dated December 12, 2007 for the PennantPark Investment Corporation and to the references to our firm under the headings “Selected Financial Data”, “Senior Securities”, and “Independent Registered Public Accounting Firm” in Amendment No. 2 to the Registration Statement on Form N-2.

/s/ KPMG LLP

New York, New York

July 17, 2008